INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

            THIS INDEMNITY AGREEMENT (this "Agreement") is made as of December 17, 2008, by Palomar Medical Technologies, Inc. (“Owner”) and Palomar Medical Products, Inc. ("Guarantor"; Owner and Guarantor being referred to herein individually as an "Obligor" and collectively, if more than one, as the "Obligors") for the benefit of RBS CITIZENS, NATIONAL ASSOCIATION a national banking association with an office at 28 State Street, Boston, Massachusetts 02109 (“Lender”).

W I T N E S S E T H:

WHEREAS, Owner is the owner of certain real property commonly known as Lot 4A, One Network Drive, Burlington, Massachusetts (as more particularly described in the Security Deed, defined below, the "Land"; the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the "Property");

WHEREAS, Lender has made and Owner has accepted a loan in the original maximum principal amount of $30,000,000.00 (the "Loan"), which Loan is evidenced by that certain Revolving Note of even date from Owner to Lender in the face amount of $30,000,000.00 (as amended, modified, consolidated, increased, supplemented or extended, the "Note") and secured by, among other security, that certain Mortgage and Security Agreement of even date from Owner to Lender conveying the Property and to be recorded with the Middlesex County Registry of Deeds (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, the "Security Deed");

WHEREAS, as a condition to making the Loan, Lender requires each Obligor to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) presently upon, in or under the Property, or hereafter placed or otherwise located thereon or therein;

WHEREAS, to induce Lender to make the Loan to Owner, each Obligor has agreed to provide this Agreement for Lender’s benefit.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, by its acceptance of delivery hereof, and each Obligor hereby agree as follows:

1.      Definitions. The following definitions shall apply for purposes of this Agreement:

(a)

"Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. s. 9601 et seq .); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. s. 6901 et seq .); (iii) the Hazardous Materials Transportation Act (49 U.S.C. s. 1801 et seq .); (iv) the Toxic Substances Control Act (15 U.S.C. s. 2061 et seq.); (v) the Clean Water Act (33 U.S.C. s. 1251 et seq .); (vi) the Clean Air Act 42 U.S.C. s. 7401 et seq .); (vii) the Safe Drinking Water Act (21 U.S.C. s. 349; 42 U.S.C. s. 201 and s. 300f et seq .); (viii) The National Environmental Policy Act of 1969 (42 U.S.C. s. 4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. s. 1101 et seq.); and (xi) any applicable state or local statutes rules and regulations, including Massachusetts General Laws Chapter 21E et seq.

(b)

"Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i)

"hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(ii)	"hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(iii)	"hazardous materials" as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

(iv)	"chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

(v)	"hazardous material" and "oil" as defined in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, and regulations promulgated thereunder; and

(vi)	"hazardous waste" as defined in the Massachusetts Hazardous Waste Management Act, as amended, and regulations promulgated thereunder; and

(vii)

“toxic mold” which shall mean any microbial matter, biological toxins, mycotoxins, mold or mold spores in, on or affecting the Property of a type and quantity which is reasonably expected by Lender’s environmental consultant to either (i) pose a material adverse risk to human health or the environment; or (ii) negatively and materially impact the value of the Property; and

(viii)	friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules or regulations or orders respecting such material.

(c)

"Indemnified Parties" shall mean Lender, Lender’s parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties.

(d)

"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(e)	"Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

2.      Indemnity Agreement. Each Obligor, jointly and severally, covenants and agrees at its sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Lender) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and, arising directly or indirectly from or out of: (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Owner; (B) the violation of any Environmental Laws relating to or affecting the Property or the Owner, whether or not caused by or within control of Owner; (C) the failure of Owner to comply fully with the terms and conditions of this Agreement; (D) the violation of any Environmental Laws in connection with other real property of Owner which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws; or (E) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such Release or Threat of Release of any Hazardous Materials so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. Lender’s, and the other Indemnified Parties' rights under this Agreement shall be in addition to all rights of Lender under the Security Deed, the Note, the guaranties (collectively, the "Guaranty") given to Lender by Guarantor, if any, in connection with the Loan and under any other documents or instruments evidencing, securing or relating to the Loan (the Security Deed, the Note, the Guaranty, if any and such other documents or instruments, as amended or modified from time to time, being herein referred to as the "Loan Documents"), and payments by any Obligor under this Agreement shall not reduce Owner’s obligations and liabilities under any of the Loan Documents. Notwithstanding anything herein to the contrary the indemnity set forth herein shall not apply to any damages, losses, liabilities, and expenses resulting from the gross negligence or willful misconduct of Lender or the other Indemnified Parties for their failure to comply with any Environmental Laws.

3.	Survival.

(a)    The indemnity set forth above in Paragraph 2 shall survive the repayment of the Loan and any exercise by Lender of any remedies under the Security Deed, including without limitation, the power of sale, or any other remedy in nature of foreclosure, and shall not merge with any deed given by Owner to Lender in lieu of foreclosure or any deed under a power of sale.

(b)    It is agreed and intended by each Obligor and Lender that the indemnity set forth above in Paragraph 2 may be assigned or otherwise transferred by Lender to its successors and assigns and to any subsequent purchaser of all or any portion of the Property by, through or under Lender, without notice to any Obligor and without any future consent of any Obligor. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by each Obligor in order to maximize the extent and effect of the indemnity given hereby.

4.      No Waiver. The liabilities of each Obligor under this Agreement shall in no way be limited or impaired by, and each Obligor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by any Obligor or any person who succeeds Owner as owner of the Property. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of each Obligor under this Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Note or the Security Deed or any sale or transfer of all or part of the Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lender’s recourse to property encumbered by the Security Deed or to any other security, or limiting Lender’s right to a deficiency judgment against Owner; (iv) the accuracy or inaccuracy of the representations and warranties made by Owner under any of the Loan Documents; (v) the release of Owner or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lender’s voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Note; or (vii) Lender’s failure to record the Security Deed or file any UCC-1 financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to the Obligors and with or without consideration.

5.      Waiver by the Obligors. Each Obligor waives any right or claim of right to cause a marshaling of Owner’s assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against any Obligor or to proceed against the Obligors in any particular order; each Obligor agrees that any payment required to be made hereunder shall become due on demand; each Obligor expressly waives and relinquishes all rights and remedies (including any right of subrogation) accorded by applicable law to indemnitors or guarantors.

6.      Delay. No delay on Lender’s part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder.

7.      Releases. Any one or more of the Obligors or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

8.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.

9.      Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this paragraph 9 referred to as "Notice") must be in writing and shall be deemed to have been sufficiently given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postage prepaid and registered or certified, return receipt requested, and addressed as follows:

If to Lender:

RBS Citizens, national Association
28 State Street
Boston, Massachusetts 02109
Attn: Mr. Frank A. Coccoluto
Senior Vice President

If to the Owner or Guarantor:
Palomar Medical Technologies, Inc.
82 Cambridge Street
Burlington, Massachusetts 01803

Attention: Paul S. Weiner

CFO
Copy to:	Patricia Davis
General Counsel

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving prior written Notice thereof, Lender, and each Obligor shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         10.    Amendments. No provisions of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

11.    Binding Effect. Except as herein provided, this Agreement shall be binding upon each Obligor and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender, the other Indemnified Parties, and their respective successors and assigns. Notwithstanding the foregoing, no Obligor, without the prior written consent of Lender in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of its or their benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

12.    GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, OR (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS. EACH PARTY AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE OTHER PARTY AT THE ADDRESSES SET FORTH IN PARAGRAPH 9 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED.

IN WITNESS WHEREOF, each Obligor has caused this Agreement to be executed under seal as of the day and year first written above.

OWNER:

Palomar Medical Technologies, Inc. a Delaware corporation

By:/s/ Paul S. Weiner

Name: Paul S. Weiner
Title: CFO

GUARANTOR:

Palomar Medical Products, Inc.

By:/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: Treasurer and Secretary

EXHIBIT “A”

That certain parcel of land located in Burlington, County of Middlesex, Commonwealth of Massachusetts, being Proposed Lot 4A as shown on that certain plan of land entitled, “Plan of Land in Burlington, Massachusetts” prepared by Vanasse Hangen Brustlin, Inc., Date Issued: July 3, 2008, recorded with the Middlesex County (South District) Registry of Deeds as Plan No. 976 of 2008.

TOGETHER WITH the rights to pass and repass over Network Drive, and to use Network Drive for all purposes that streets and ways are commonly used in the Town of Burlington, Massachusetts, including installation and use of utilities, in common with all others lawfully entitled thereto including but not limited to rights in the Town of Burlington deriving from a Grant of Easement recorded with said Deeds in Book 28562, Page 151.

Together with and subject to the rights contained in that Declaration of Covenants and Cross Access and Easement Agreement by and among NetView 1, 2, 3, 4 and 9 LLC, NetView 5 and 6 LLC, NetView 7, 8 and 10 LLC and Bank of America, N.A., dated July 23, 2008 and recorded with said Deeds in Book 51481, Page 562, as amended by First Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated November 19, 2008 and recorded with said Deeds in Book 51908, Page 397.